AMENDMENT

TO

SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

PHOENIX EQUITY PLANNING CORPORATION AND

BOSTON FINANCIAL DATA SERVICES, INC.

This Amendment is made as of this 1st day of July 2006 between Phoenix Equity Planning Corporation (the “Transfer Agent”) and Boston Financial Data Services, Inc. (the “Sub-Transfer Agent”). In accordance with Article 3 (Fees and Expenses), Article 15.1 (Amendment) and Article 16 (Additional Funds) of the Sub-Transfer Agency and Service Agreement between the Transfer Agent and Sub-Transfer Agent dated as of January 1, 2005 (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The Schedule A dated November 10, 2005 is hereby replaced with the attached Schedule A dated July 1, 2006.

2.	Schedule 3.1. The fee schedule dated January 1, 2005 through December 31, 2007 to the Agreement is hereby replaced with the attached Schedule 3.1 effective July 1, 2006 through June 30, 2009.

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “2006 Amendment”) except as specifically revised by this 2006 Amendment.

PHOENIX EQUITY PLANNING CORPORATION		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Heidi Griswold	By:	/s/ Steve Silverman
Name:	Heidi Griswold	Name:	Steve Silverman
Title:	2nd VP, Mutual Fund Services	Title:	Client Service Officer

SCHEDULE A

July 1, 2006

Phoenix Adviser Trust

Phoenix Focused Value Fund

Phoenix Foreign Opportunities Fund

Phoenix Asset Trust

Phoenix CA Intermediate Tax-Free Bond Fund

Phoenix Rising Dividends Fund

Phoenix Small-Mid Cap Fund

Phoenix CA Tax-Exempt Bond Fund

Phoenix Equity Series Fund

Phoenix Growth & Income Fund

Phoenix Equity Trust

Phoenix Mid-Cap Value Fund

Phoenix Pathfinder Fund

Phoenix Relative Value Fund

Phoenix Total Value Fund

Phoenix Worldwide Strategies Fund

Phoenix Insight Funds Trust

Phoenix Insight Balanced Fund

Phoenix Insight Bond Fund

Phoenix Insight Core Equity Fund

Phoenix Insight Emerging Markets Fund

Phoenix Insight Equity Fund

Phoenix Insight Government Money Market Fund

Phoenix Insight High Yield Bond Fund

Phoenix Insight Index Fund

Phoenix Insight Intermediate Government Bond Fund

Phoenix Insight Intermediate Tax-Exempt Bond Fund

Phoenix Insight International Fund

Phoenix Insight Money Market Fund

Phoenix Insight Short/Intermediate Bond Fund

Phoenix Insight Small-Cap Growth Fund

Phoenix Insight Small-Cap Opportunity Fund

Phoenix Insight Small-Cap Value Fund

Phoenix Insight Tax-Exempt Bond Fund

Phoenix Insight Tax-Exempt Money Market Fund

SCHEDULE A

(continued)

July 1, 2006

Phoenix Institutional Mutual Funds

Phoenix Institutional Bond Fund

Phoenix Low-Duration Core Plus Bond Fund

Phoenix Investment Series Fund

Phoenix Global Utilities Fund

Phoenix Income & Growth Fund

Phoenix Investment Trust 06

Phoenix All-Cap Growth Fund

Phoenix Nifty Fifty Fund

Phoenix Small-Cap Growth Fund

Phoenix Investment Trust 97

Phoenix Quality Small-Cap Fund

Phoenix Small-Cap Sustainable Growth Fund

Phoenix Small-Cap Value Fund

Phoenix Value Equity Fund

Phoenix Multi-Portfolio Fund

Phoenix Emerging Markets Bond Fund

Phoenix International Strategies Fund

Phoenix Real Estate Securities Fund

Phoenix Tax-Exempt Bond Fund

Phoenix Multi-Series Trust

Phoenix High Yield Securities Fund

Phoenix Multi-Sector Fixed Income Fund

Phoenix Multi-Sector Short Term Bond Fund

Phoenix Opportunities Trust

Phoenix Bond Fund

Phoenix Earnings Driven Growth Fund

Phoenix Growth Opportunities Fund

Phoenix PHOLIOsSM

Phoenix Conservative Income PHOLIO

Phoenix Diversifier PHOLIO

Phoenix International PHOLIO

Phoenix Wealth Accumulator PHOLIO

Phoenix Wealth Builder PHOLIO

Phoenix Wealth Guardian PHOLIO

SCHEDULE A

(continued)

July 1, 2006

Phoenix Wealth Preserver PHOLIO

Phoenix Portfolios

Phoenix Market Neutral Fund

Phoenix Series Fund

Phoenix Balanced Fund

Phoenix Capital Growth Fund

Phoenix Core Bond Fund

Phoenix High Yield Fund

Phoenix Mid-Cap Growth Fund

Phoenix Money Market Fund

Phoenix Strategic Equity Series Fund

Phoenix Dynamic Growth Fund

Phoenix Fundamental Growth Fund

Phoenix Large-Cap Growth Fund

Phoenix Strategic Growth Fund

PHOENIX EQUITY PLANNING CORPORATION		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Heidi Griswold	By:	/s/ Steve Silverman
Name:	Heidi Griswold	Name:	Steve Silverman
Title:	2nd VP, Mutual Fund Services	Title:	Client Service Officer

Schedule 3.1

Fees

July 1, 2006 through June 30, 2009

General: Fees are billable on a monthly basis at the rate of 1/12th of the annual fee and include National Quality Review charges. A charge is made for an account in the month that an account opens or closes. Account service fees are open account charges plus closed account charges. A CUSIP that merges with another CUSIP shall be charged account service fees through May of the year following the calendar year in which the CUSIP merged. CUSIPs are subject to account service fees until purged from the TA2000 System.

Annual Account Service Fees
Open Accounts: (up to 800,000 accounts)*
Direct Accounts	$6.00/account
Networked Accounts	$5.25/account
Closed Accounts	$1.45 account

Other Annual Fees
Investor	$2.00/Investor
Complex Base Fee	$1,000,000
12b-1 Commissions/TASS (per account)	$1.12/account
COMFEE Processing (once initialized)	$0.25/account

Transaction Fees
Checkwriting	$1.09/draft

*	A discount of $.50 per account will be applied for each account in excess of 800,000 accounts. An additional discount of $.25 per account will be applied for accounts in excess of 1,000,000 accounts.

Out-of-Pocket Expenses**: Out-of-pocket expenses include but are not limited to Automated Work Station “AWD” support fees, confirmation statement files, NSCC charges, postage, forms, audio response, Internet based applications, disaster backup, project management, business event management, programming, reports, telephone/line charges, faxes, transmissions, freight, records retention, federal funds wires, microfiche, CD ROMS, fund implementation and expenses incurred at the specific direction of the Transfer Agent.

PHOENIX EQUITY PLANNING CORPORATION		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Heidi Griswold	By:	/s/ Steve Silverman
Name:	Heidi Griswold	Name:	Steve Silverman
Title:	2nd VP, Mutual Fund Services	Title:	Client Service Officer